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                                  EXHIBIT 23.1


                             Wright & Company, Inc.



                                December 23, 1998


Mr. Jeffrey C. Simmons
Executive Vice President
Resource Energy, Inc.
2876 S. Arlington Road
Akron, OH 44312

Gentlemen:

         Wright & Company, Inc. (Wright) hereby consent to the use of our report dated November 24, 1998, on oil and gas reserves owned by Resource Energy, Inc. and Atlas America, Inc., wholly owned subsidiaries of Resource America, Inc., in Resource America, Inc.'s Annual Report on Form 10-K for the fiscal year ending September 30, 1998.

                                            Very truly yours,



                                            Wright & Company, Inc.



                                            By:  /s/ D. Randall Wright
                                                 -------------------------
                                                 D. Randall Wright
                                                 President

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5200 Maryland Way o Suite 100               2929 Briarpark Drive o Suite 138
Brentwood, Tennessee 37027                  Houston, Texas 77042
(615) 730-0755    Fax (615) 370-0756        (713) 977-7655   Fax (713) 789-3591

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